EXHIBIT 5


     Investment Advisory Agreement dated as of December 9, 1997, between the
                   Registrant and Shay Assets Management, Inc.



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                          INVESTMENT ADVISORY AGREEMENT

         This Agreement made and entered into as of December 9, 1997, by and between Institutional Investors Capital Appreciation Fund, Inc., a New York corporation (the "Fund"), and Shay Assets Management, Inc., a Florida corporation (the "Adviser"):

                                   WITNESSETH:

         WHEREAS, the Fund is an open-end diversified management investment company incorporated in New York on October 29, 1952; and

         WHEREAS, the Fund desires to retain the Adviser to render investment advisory services to the Fund, and the Adviser is willing to render such services;

         NOW, THEREFORE, in consideration of the premises and mutual promises hereinafter set forth the parties hereto agree as follows:

         1. ADVISORY SERVICES. The Fund hereby appoints the Adviser to act as investment adviser to the Fund with respect to the assets belonging to the Fund's common stock, $1.00 par value, for the period and on the terms set forth in this Agreement. Shares of the Fund's common stock, $1.00 par value, are referred to herein as "Fund Shares". The Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided. The Fund, at its option, may also appoint the Adviser to act as investment adviser to the Fund hereunder with respect to the assets belonging to any other class of capital stock of the Fund from time to time created, but the Adviser shall not be required to accept any such appointment. The Adviser shall furnish investment research and advice to the Fund and shall manage the investment and reinvestment of the assets and its business affairs and matters incidental thereto, all subject to the supervision of the Board of Directors of the Fund and subject to the provisions of the Certificate of Incorporation (as defined in paragraph 3(a) of this Agreement) and By-Laws (as defined in paragraph 3(b) of this Agreement) of the Fund and any resolution, rules or regulations adopted by the Board of Directors of the Fund. The Adviser shall for all purposes herein provided be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Board of Directors of the Fund from time to time, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent for the Fund. The Fund shall also be free to retain, at its own expense, other persons to provide it with any services whatsoever including, but not limited to, statistical, factual or technical information or advice. The services of the Adviser herein provided are not to be deemed exclusive and the Adviser shall be free to render similar services or other services to others.

         2. DUTIES OF THE ADVISER. Subject to the general supervision of the Board of Directors of the Fund, the Adviser shall, employing its discretion, manage the investment operations of the Fund and the composition of the portfolio of securities and investments (including cash) belonging to the Fund,

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including the purchase,  retention and disposition  thereof and the execution of agreements relating thereto, in accordance with the investment objective, policies and restrictions of the Fund as stated in the Prospectus (as defined in paragraph 3(f) of this Agreement), Registration Statement (as defined in paragraph 3(d) of this Agreement), Certificate of Incorporation and By-Laws of the Fund and subject to the following understandings:

         (a) The Adviser shall furnish a continuous investment program for the Fund and determine from time to time what investments or securities will be purchased, retained or sold by the Fund, and what portion of the assets will be invested or held uninvested as cash.

         (b) The Adviser shall use its best judgment in the performance of its duties under this Agreement.

         (c) The Adviser, in the performance of its duties and obligations under this Agreement, shall act in conformity with the Certificate of Incorporation, the By-Laws and Prospectus of the Fund and with the instructions and directions of the Board of Directors of the Fund and will conform to and comply with the requirements of the Investment Company Act of 1940, as amended from time to time, and the rules and regulations of the Securities and Exchange Commission thereunder (collectively, the "1940 Act") and all other applicable Federal and state laws and regulations, including without limitation the provisions of the Internal Revenue Code, as amended from time to time, applicable to the Fund as a regulated investment company.

         (d) The Adviser shall determine the securities and other investments to be purchased or sold by the Fund and, as agent for the Fund, will effect transactions pursuant to its determinations either directly with the issuer or with any broker and/or dealer in such securities. In placing orders with brokers and/or dealers the Adviser intends to seek the best price and execution for purchases and sales and will comply with such policies with respect to brokerage as are set forth in the Fund's Registration Statement and Prospectus or as the Fund's Board of Directors may adopt from time to time. On occasions when the Adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other customers, the Adviser may, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be sold or purchased in order to obtain the best price and execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser in a manner it considers to be equitable and consistent with its fiduciary obligations to the Fund and, if applicable, to such other customers.

         (e) The Adviser shall maintain books and records with respect to the portfolio transactions of the Fund and shall render to the Fund's Board of Directors such periodic and special reports as the Board of Directors may reasonably request.

         (f) The Adviser shall provide the Fund's custodian and administrator on each business day with information relating to all transactions concerning the assets of the Fund, except redemptions of and any subscriptions for Fund Shares, and will provide on a timely basis to the Fund's administrator and other persons providing services to the Fund such information as the administrator or such other persons may reasonably request in connection with the performance of their respective duties and obligations with respect to the Fund.

         (g) The Adviser will report to the Board of Directors of the Fund at each meeting thereof all changes in the investments and other assets of the Fund since the prior report, and will keep the Board of Directors informed of material developments affecting the Fund and the Adviser, and on its own initiative, will furnish the Board of Directors from time to time with such information as the Adviser may believe appropriate for this purpose, whether concerning the individual companies whose securities are included in the Fund's holdings, the industries in which they engage, or the economic, social or political conditions prevailing in each country in which the Fund maintains investments. The Adviser also will furnish the Board of Directors with such statistical and analytical information with respect to securities and other investments of the Fund as the Adviser may believe appropriate or as the Board of Directors may reasonably request. The Adviser shall prepare and furnish to the Board of Directors all such other written materials and documents as may be requested or as may otherwise be necessary or appropriate in connection with meetings of the Board of Directors, and, if the Secretary of the Fund is an officer, director, or employee of the Adviser or any of its affiliated persons, the Adviser shall cause to be prepared and shall bear the costs of preparing and keeping the minutes of the meetings of the Board of Directors and committees thereof and of meetings of the stockholders of the Fund.

         (h) The Adviser shall furnish such office and other facilities as may be required by the Fund.

         3. DELIVERY OF DOCUMENTS. The Fund has delivered, or will deliver promptly, copies of each of the following documents to the Adviser and will promptly notify and deliver to it all future amendments and supplements if any:

         (a) Certificate of incorporation of the Fund, as filed with the Secretary of State of the State of New York and in effect on the date hereof and as amended or restated from time to time (the "Certificate of Incorporation").

         (b) By-Laws of the Fund, as in effect on the date hereof and as amended or restated from time to time (the "By-Laws").

         (c) Certified resolutions of the Board of Directors of the Fund and of the Fund's stockholders, respectively, authorizing the appointment of the Adviser and approving the form of this Agreement.

         (d) Registration Statement under the 1940 Act and, if applicable, the Securities Act of 1933, as amended, on Form N-1A (the "Registration Statement") as filed with the Securities and Exchange Commission (the "Commission") and in effect on the date hereof relating to the Fund, and all subsequent amendments thereto.

         (e) Notification of Registration under the 1940 Act on Form N-8A as filed with the Commission.

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         (f)  Prospectus  or   Prospectuses   and  Statement  or  Statements  of
Additional Information of the Fund, if any, as currently in effect and as amended or supplemented from time to time, being herein called the "Prospectus".

         4. EMPLOYEES OF THE ADVISER. The Adviser shall authorize and permit any of its directors, officers and employees who may be elected as Directors or officers of the Fund to serve in the capacities in which they are elected.

         5. BOOKS AND RECORDS. The Adviser shall keep the Fund's books and records required to be maintained by it pursuant to paragraph 2(e) of this Agreement. The Adviser agrees that all records which it maintains for the Fund are the property to the Fund and it will promptly surrender any of such records to the Fund upon the Fund's request. The Adviser further agrees to preserve for the period prescribed by Rule 31a-2 of the Commission under the 1940 Act any such records as are required to be maintained by the Adviser with respect to the Fund hereunder or by Rule 31a-1 of the Commission under the 1940 Act, as such rule may be amended from time to time, and any other applicable rule that may be adopted by the Commission.

         6. EXPENSES. During the term of this Agreement the Adviser will pay all expenses (including without limitation the compensation of all its directors, officers and employees serving as Directors or officers of the Fund pursuant to paragraph 4 of this Agreement) incurred by it in connection with its activities under this Agreement other than the cost of the securities and investments purchased for the Fund (including taxes and brokerage commissions, if any). The Adviser also shall pay the salaries, fees and expenses of Directors, officers and employees of the Fund who are affiliated persons of the Adviser or affiliated persons of any affiliated person of the Adviser. All other expenses shall be borne by the Fund, subject to the limitations and reimbursements provided for in paragraphs 7 and 8 hereof.

         7. COMPENSATION AND GENERAL EXPENSE LIMITATION.

         (a) For the services provided and expenses borne by the Adviser pursuant to this Agreement, the Fund shall pay to the Adviser compensation based on the annual percentage of the Fund's average daily net assets paid monthly, as follows: 0.75% of the first $100 million and 0.50% over $100 million; provided, however, that if the Restricted Expenses (as defined below) of the Fund with respect to any fiscal year of the Fund exceed an amount (the "Restricted Expense Cap") equal to 1.10% of the average daily net asset value of the Fund during such fiscal year, the fee payable to the Adviser with respect to such fiscal year shall be reduced by the amount of such excess, but not below zero. The fee payable to the Adviser pursuant to this paragraph 7 (the "Advisory Fee") shall commence on the date hereof (the "Effective Date") and shall be accrued daily, subject to adjustment as provided below in this paragraph 7 and subject to further adjustment as provided in paragraph 8, and the fee for each month will be paid to the Adviser during the succeeding month.

         (b) The amount of compensation payable to the Adviser with respect to each day during a fiscal year of the Fund shall be adjusted as follows:

             (i) If the total amount of Restricted Expenses accrued by the Fund from the beginning of the fiscal year through the close of business on such day exceeds the Applicable Pro Rata Portion of the Restricted Expense Cap (as defined below) through such day, the compensation payable to the Adviser with respect to such day shall be reduced by the amount of such excess.

             (ii) If the total amount of Restricted Expenses accrued by the Fund from the beginning of the fiscal year through the close of business on such day is less than the Applicable Pro Rata Portion of the Restricted Expense Cap through such day, the compensation payable to the Adviser with respect to such day shall be increased by the amount of such excess, except to
                   the  extent  such   increase   would   cause  the   aggregate
                   compensation payable to the Adviser with respect to the period from the beginning of such fiscal year through such date to exceed the Applicable Pro Rata Portion of the Advisory Fee (as defined below).

In the event any reduction of the Advisory Fee provided for in this paragraph 7(b) would result in an aggregate Advisory Fee of less than zero for any month in a fiscal year, the Adviser shall make a refund payment to the Fund in such amount; provided, however, the Adviser shall not be obligated to refund an amount greater than the aggregate amount of the Advisory Fee previously paid to the Adviser with respect to such fiscal year.

         (c) For purposes of this paragraph 7:

             (i) "Applicable Pro Rata Portion of the Restricted Expense Cap' as of any day shall mean the dollar amount computed by multiplying 1.10% by (A) the ratio computed by dividing the number of days elapsed since the beginning of the relevant fiscal year by the number of days in such year and (B) the average daily net asset value of the Fund from the beginning of the relevant fiscal year through such day. (ii) "Applicable Pro Rata Portion of the Advisory Fee" as of any day shall mean the dollar amount of the Advisory Fee that would be payable to the Adviser with respect to the period from the beginning of the relevant fiscal year through such day, if such amount were computed without regard to the limitations set forth in paragraph 7(b) and paragraph 8, multiplied by the ratio computed by dividing the number of days elapsed since the beginning of the relevant fiscal year by the number of days in such fiscal year.

         (d) In the event this Agreement becomes effective on a date other than the first day of any fiscal year, solely for the purpose of computing the amount of the Advisory Fee for such fiscal year, such first fiscal year shall be deemed

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to begin on the  Effective  Date and to end on December 31 of such year.  In the event this Agreement terminates on a date other than the last day of any fiscal year, solely for the purpose of computing the amount of the Advisory Fee for such fiscal year, such fiscal year shall be deemed to begin on January 1 of such year and to end on the date of the termination of this Agreement. In either of such events, the Applicable Pro Rata Portion of the Restricted Expense Cap and the Applicable Pro Rata Portion of the Advisory Fee shall be reduced by multiplying such amount by the ratio computed by dividing the number of days deemed to occur in such fiscal year by 365.

         (e) As used herein, the term "Restricted Expenses" means all expenses of the Fund, including without limitation (i) the general expenses of the Fund,
(ii) the fees payable to the Adviser, the Fund's administrator, if any, the Fund's transfer agent and dividend paying agent, if any, and the Fund's custodian and (iii) registration fees and the costs and expenses of qualifying the Fund's shares for offer and sale under the Blue Sky laws of any jurisdiction where such shares may be qualified from time to time; but the Restricted Expenses shall exclude (A) the fees and expenses of the Fund's outside counsel (other than registration and filing fees disbursed by such counsel on behalf of the Fund), (B) the fees and expenses of the Fund's independent accountants, (C) Directors' fees and the expenses incurred by Directors and reimbursed by the Fund and (D) fees and expenses paid under a plan of distribution, if any, adopted pursuant to Rule 12b-1 under the 1940 Act.

         8. BLUE SKY LIMITATION ON EXPENSES.

         (a) In the event the Expenses (as defined in paragraph 8(b) below) of the Fund for any fiscal year exceed the lowest applicable annual expense limitations, if any, established pursuant to the statutes or regulations of any jurisdictions in which Fund Shares are then qualified for offer and sale (such excess hereinafter called the "Blue Sky Excess Expense"), the compensation due to the Adviser under paragraph 7 for the fiscal year in question shall be reduced by an amount equal to the Blue Sky Excess Expense of the Fund, and if the Blue Sky Excess Expense of the Fund exceeds the fees of the Fund payable to the Adviser with respect to the Fund for the fiscal year in question, the Adviser shall, to the extent required by such statute or regulations, reimburse the Fund for the amount of such excess. If for any month the Expenses shall exceed 1/12th of the percentage of average daily net assets allowable as Expenses, the payment to the Adviser for that month shall be reduced, and, if necessary, the Adviser shall make a refund payment to the Fund so that the Expenses will not exceed such percentage. As of the end of the fiscal year, however, the foregoing computations shall be readjusted so that the aggregate compensation payable to the Adviser for the year is equal to the amount provided for in paragraph 7 hereof, reduced by an amount equal to the Blue Sky Excess Expense of the Fund. The aggregate of the repayments, if any, by the Adviser to the Fund for the year shall be the amount necessary to reimburse the Fund for the amount of such excess.

         (b) For purposes of paragraph 8(a) of this Agreement, the term "Expenses" means the general expenses of the Fund, including without limitation fees payable to the Adviser, the Fund's administrator, if any, the Fund's transfer agent, if any, and to the Fund's custodian; but the Expenses shall exclude any interest, taxes, brokerage commissions and litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund's business.

         9. LIMITATION OF LIABILITY. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act) or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

         10. EFFECTIVE DATE AND TERM. This Agreement shall become effective on the date hereof. This Agreement shall remain in effect until May 30, 1998, and shall continue in effect thereafter for successive twelve-month periods (or for such shorter periods as may be specified by the Fund's Board of Directors) subject to termination as hereinafter provided, if such continuance is approved at least annually (a) by vote of the Fund's Board of Directors, cast in person at a meeting called for the purpose of voting on such approval, and (b) by vote of a majority of the Directors of the Fund who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval. The annual approvals provided for herein shall be effective to continue this Agreement from year to year (or for such shorter period referred to above) if given within a period beginning not more than ninety (90) days prior to (and including) the anniversary of the date upon which the most recent previous continuance of this Agreement became effective, notwithstanding the fact that more than three hundred sixty-five (365) days may have elapsed since the date on which such approval was last given. This Agreement may be terminated
(i) by the Fund at any time, without the payment of any penalty, by the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, on 30 (thirty) days' written notice to the Adviser, or (ii) after May 19, 1998, by the Adviser at any time, without the payment of any penalty, on 90 (ninety) days' written notice to the Fund. This Agreement will automatically and immediately terminate in the event of its assignment (as defined in the 1940 Act).

         11. AMENDMENT OF AGREEMENT. This Agreement may be amended by mutual consent, provided that the amendment is approved (a) by vote of a majority of those Directors of the Fund who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such amendment, and (b), if required by the 1940 Act, by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund.

         12. NOTICES. Notices of any kind to be given to the Adviser by the Fund shall be in writing and shall be duly given if mailed or delivered to the Adviser at 111 East Wacker Dr., Chicago, IL 60601, Attention: Executive Vice President, or at such other address or to such other individual as shall be specified by the Adviser to the Fund in accordance with this paragraph 12. Notices of any kind to be given to the Fund by the Adviser shall be in writing and shall be duly given if mailed or delivered to the Fund at 200 Park Avenue, New York, NY 10166, Attention: President, or at such other address or to such other individual as shall be specified by the Fund to the Adviser in accordance with this paragraph 12, with copies to each of the Fund's Directors at their respective addresses set forth in the Fund's Registration Statement and to the legal counsel to the Fund.

         13. AUTHORITY. The Directors have authorized the execution of this Agreement in their capacity as Directors and not individually. The Adviser agrees that neither the stockholders nor the Directors nor any officer, employee, representative or agent of the Fund shall be personally liable upon, nor shall resort be had to their private property for the satisfaction of, obligations given, executed or delivered on behalf of or by the Fund, that the stockholders, Directors, officers, employees, representatives and agents of the Fund shall not be personally liable hereunder, and that the Adviser shall look solely to the property of the Fund for the satisfaction of any claim hereunder.

         14. CONTROLLING LAW. This Agreement shall be governed by the construed in accordance with the laws of the state of New York.

         15.   MULTIPLE   COUNTERPARTS.   This   Agreement   may   be   executed
simultaneously in several counterparts, each of which shall be deemed to be an original, but which together shall constitute one and the same instrument.

         16. CAPTIONS. The captions of the paragraphs are for descriptive purposes only and they are not intended to limit or otherwise affect the content of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.


                                        INSTITUTIONAL      INVESTORS     CAPITAL
                                        APPRECIATION FUND, INC.


                                        By: /s/ HARRY P. DOHERTY
                                            ------------------------------------
                                            Harry P. Doherty
                                            President


                                        SHAY ASSETS MANAGEMENT, INC.



                                        By: /s/ ROBERT T. PODRAZA
                                            ------------------------------------
                                            Robert T. Podraza
                                            Vice President